Exhibit 23(b)

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 7, 2002 (except for the second paragraph of "Principles of Consolidation" in Note 2, as to which the date is December 31, 2002) with respect to the consolidated financial statements of Keyport Life Insurance Company, included in the Registration Statement (Form S-3).

/s/ERNST & YOUNG LLP

Boston, Massachusetts

December 29, 2003

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Keyport Variable Account A on Form S-3 of our report dated February 21, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Keyport Life Insurance Company's adoption of provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002, described in Note 1) accompanying the consolidated financial statements of Keyport Life Insurance Company appearing in such Statement of Additional Information, to the use of our report dated February 21, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of provisions of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, effective January 1, 2001, described in Note 1) accompanying the consolidated financial statements of Sun Life Assurance Company of Canada (U.S.) appearing in such Statement of Additional Information, and to the incorporation by reference in the Prospectus which is part of such Registration Statement of our report dated February 21, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of provisions of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, effective January 1, 2001, described in Note 1) in the Annual Report on Form 10-K of Sun Life Assurance Company of Canada (U.S.) for the year ended December 31, 2002.

We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.

DELOITTE & TOUCHE LLP

Boston, Massachusetts

December 29, 2003